PSI ENERGY, INC.

                                       AND

                              THE FIFTH THIRD BANK,
                                     Trustee



                          Third Supplemental Indenture

                           Dated as of March 15, 1998

                                       To

                                    Indenture

                          Dated as of November 15, 1996



        7.25% JUnior Maturing Principal Securities ("JUMPS-SM-") Due 2028


         THIRD SUPPLEMENTAL INDENTURE, dated as of March 15, 1998, between PSI Energy, Inc., a corporation duly organized and existing under the laws of the State of Indiana (herein called the "Company"), having its principal office at 1000 East Main Street, Plainfield, Indiana 46168, and The Fifth Third Bank, an Ohio banking corporation, as Trustee (herein called the "Trustee") under the Indenture dated as of November 15, 1996 between the Company and the Trustee, as supplemented (the "Indenture").

                             Recitals of the Company

         The Company has executed and delivered the Indenture to the Trustee to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (the "Securities"), to be issued in one or more series as provided in the Indenture.

Pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its 7.25% JUnior Maturing Principal Securities ("JUMPS-SM-") Due 2028 (herein called the "Debentures"), in this Third Supplemental Indenture.

         All things necessary to make this Third Supplemental Indenture a valid agreement of the Company have been done.

         Now, Therefore, This Third Supplemental Indenture Witnesseth:

         For and in consideration of the premises and the purchase of the Debentures by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Debentures, as follows:


                                   ARTICLE ONE

                             Terms of the Debentures

Section 101. There is hereby authorized a series of Securities designated the "7.25% JUnior Maturing Principal Securities ("JUMPS-SM-") Due 2028", limited in aggregate principal amount to $100,000,000 (except as provided in Section 301(2) of the Indenture). The Debentures shall mature and the principal shall be due and payable together with all accrued and unpaid interest thereon on March 15, 2028 and shall be issued in the form of a registered Global Security without coupons, registered in the name of Cede & Co., as nominee of the Depository Trust Company (the "Depositary").

         Section 102. The provisions of Section 305 of the Indenture applicable to Global Securities shall apply to the Debentures.

         Section 103. Interest on each of the Debentures shall be payable semiannually on March 15 and September 15 in each year (each an "Interest Payment Date"), commencing on September 15, 1998, at the rate per annum specified in the designation of the Debentures from March 15, 1998, or from the most recent Interest Payment Date to which interest has been paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the Person in whose name such Debenture (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the Business Day immediately preceding such Interest Payment Date. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. As used herein, "Business Day" means any day, other than a Saturday or Sunday, or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to be closed.

         Section 104. Subject to agreements with or the rules of the Depositary or any successor book-entry security system or similar system with respect to Global Securities, payments of interest will be made by check mailed to the Holder of each Debenture at the address shown in the Security Register, and payments of the principal amount of each Debenture will be made at maturity by check against presentation of the Debenture at the office or agency of the Trustee.

         Section 105. The Debentures shall be issued in denominations of $1,000 or any integral multiple of $1,000.

         Section 106. Principal and interest on the Debentures shall be payable in the coin or currency of the United States of America, which, at the time of payment, is legal tender for public and private debts.

         Section 107. The Debentures shall be subject to defeasance and covenant defeasance, at the Company's option, as provided for in Sections 1302 and 1303 of the Indenture.

Section 108. Subject to the terms of Article Eleven of the Indenture, the Company shall have the right to redeem the Debentures, in whole but not in part, from time to time and at any time (such redemption, an "Optional Redemption", and the date thereof, the "Optional Redemption Date"), upon not less than 30 days' notice to the holders, at a redemption price equal to the sum of (A) the greater of (i) 100% of the principal amount of the Debentures to be redeemed or
(ii) the sum of the present values of the Remaining Scheduled Payments thereon discounted to the Optional Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points, less the Applicable Accrued Interest Amount plus (B) the Applicable Accrued Interest Amount.

         "Applicable Accrued Interest Amount" means, at the Optional Redemption Date, the amount of interest accrued and unpaid from the prior interest payment date to the Optional Redemption Date on the Debentures subject to the Optional Redemption determined at the rate per annum shown in the title thereof, computed on the basis of a 360-day year of twelve 30-day months.

         "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Debentures to be redeemed pursuant to the Optional Redemption. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

         "Comparable Treasury Price" means, with respect to the Optional Redemption Date, the average of the Reference Treasury Dealer Quotations for such Optional Redemption Date.

         "Reference Treasury Dealer" means each of Salomon Brothers Inc, First Chicago Capital Markets, Inc., and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer") the Company will substitute therefor another Primary Treasury Dealer. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

         "Remaining Scheduled Payments" means, with respect to any Debenture, the remaining scheduled payments of the principal thereof to be redeemed and interest thereon that would be due after the Optional Redemption Date but for the Optional Redemption.

         "Treasury Rate" means, with respect to the Optional Redemption Date (if any), the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Optional Redemption Date.

         Section 109. The Company shall have the right, at any time during the term of the Debentures, from time to time to extend the interest payment period of such Debentures for up to the earlier of 10 consecutive semiannual periods or the maturity of the Debentures (the "Extended Interest Payment Period"), at the end of which period the Company shall pay all interest accrued and unpaid thereon (together with interest thereon at the rate specified for the Debentures to the extent permitted by applicable law); provided that, during such Extended Interest Payment Period, the Company shall not declare or pay any dividend on, or purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payments with respect to the foregoing. Prior to the termination of any such Extended Interest Payment Period, the Company may further extend such period, provided that such period together with all such further extensions thereof shall not exceed 10 consecutive semiannual periods or extend beyond the maturity of the Debentures. Upon the termination of any Extended Interest Payment Period and upon the payment of all accrued and unpaid interest then due, the Company may select a new Extended Interest Payment Period, subject to the foregoing requirements. No interest shall be due and payable during an Extended Interest Payment Period, except at the end thereof.

         The Company shall give the Holders of the Debentures and the Trustee written notice of its selection of such Extended Interest Payment Period 10 business days prior to the earlier of (i) the next succeeding Interest Payment Date or (ii) the date the Company is required to give notice to Holders of the Debentures of the record or payment date of such interest payment, but in any event not less than two business days prior to such record date. The semiannual period in which any notice is given pursuant to this paragraph shall constitute one of the 10 semiannual periods which comprise the maximum Extended Interest Payment Period.

         Section 110. The provisions of Article Fourteen of the Indenture shall apply with respect to the Debentures. Such Article provides, among other things, that the payment of principal, premium, if any, and interest on the Debentures are subordinate and subject in right of payment to the prior payment in full of all Senior Debt of the Company, whether outstanding at the date of this Third Supplemental Indenture or thereafter incurred.


                                   ARTICLE TWO

                             Form of the Debentures

Section 201. The Debentures are to be substantially in the following form and shall include substantially the legend shown so long as the Debentures are Global Securities:


                           (FORM OF FACE OF DEBENTURE)


No. R-1                                                             $100,000,000

CUSIP No.  693627AE1

                                PSI ENERGY, INC.

            7.25% JUNIOR MATURING PRINCIPAL SECURITIES ("JUMPS-SM-")
                                    DUE 2028

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT AND SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

PSI ENERGY, INC., a corporation duly organized and existing under the laws of the State of Indiana (herein called the "Company", which term includes any successor Person under the Indenture hereafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of One Hundred Million and No/100 Dollars ($100,000,000) on March 15, 2028, and to pay interest thereon from March 15, 1998 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually (subject to deferral as set forth below), on March 15 and September 15, in each year, commencing September 15, 1998, at the rate of 7.25% per annum, until the principal hereof is paid or made available for payment. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the Business Day immediately preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

         Payment of the principal of (and premium, if any) and interest on this Security will be made at the corporate trust office of the Trustee maintained for that purpose in the City of Cincinnati, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

         Any payment on this Security due on any day which is not a Business Day in the City of New York need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on the due date and no interest shall accrue for the period from and after such date, unless such payment is a payment at maturity or upon redemption, in which case interest shall accrue thereon at the stated rate for such additional days.

         As used herein, "Business Day" means any day, other than a Saturday or Sunday, or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to be closed.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof including, without limitation, provisions subordinating the payment of the principal hereof and any premium and interest hereon to the payment in full of all Senior Debt as defined in the Indenture, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         In Witness Whereof, the Company has caused this instrument to be duly executed.

                                PSI ENERGY, INC.



                                 By.............




                          CERTIFICATE OF AUTHENTICATION

Dated:

         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                              THE FIFTH THIRD BANK,
                                   as Trustee

                                By...............
                              Authorized Signatory




                         (FORM OF REVERSE OF DEBENTURE)


This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of November 15, 1996 (herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and The Fifth Third Bank, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $100,000,000.

The indebtedness evidenced by the Securities of this series is, to the extent and in the manner provided in the Indenture, expressly subordinate and subject in right of payment to the prior payment in full of all Senior Debt of the Company (as defined in the Indenture) whether outstanding at the date of the Indenture or thereafter incurred, and this Security is issued subject to the provisions of the Indenture with respect to such subordination. Each holder and owner of this Security, by accepting the same, agrees to and shall be bound by such provisions and authorizes the Trustee in his or her behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee his or her attorney-in-fact for such purpose.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security upon compliance with certain conditions set forth in the Indenture.

The Securities of this series are subject to optional redemption, in whole but not in part, from time to time and at any time (such redemption, an "Optional Redemption", and the date thereof, the "Optional Redemption Date"), upon not less than 30 days' notice to the holders, at a redemption price equal to the sum of (A) the greater of (i) 100% of the principal amount of the Securities of this series to be redeemed or (ii) the sum of the present values of the Remaining Scheduled Payments thereon discounted to the Optional Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points, less the Applicable Accrued Interest Amount plus (B) the Applicable Accrued Interest Amount.

"Applicable Accrued Interest Amount" means, at the Optional Redemption Date, the amount of interest accrued and unpaid from the prior interest payment date to the Optional Redemption Date on the Securities of this series subject to the Optional Redemption determined at the rate per annum shown in the title thereof, computed on the basis of a 360-day year of twelve 30-day months.

"Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities of this series to be redeemed pursuant to the Optional Redemption. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

"Comparable Treasury Price" means, with respect to the Optional Redemption Date, the average of the Reference Treasury Dealer Quotations for such Optional Redemption Date.

"Reference Treasury Dealer" means each of Salomon Brothers Inc, First Chicago Capital Markets, Inc., and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer") the Company will substitute therefor another Primary Treasury Dealer. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

"Remaining Scheduled Payments" means, with respect to any Securities of this series, the remaining scheduled payments of the principal thereof to be redeemed and interest thereon that would be due after the Optional Redemption Date but for the Optional Redemption.

"Treasury Rate" means, with respect to the Optional Redemption Date (if any), the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Optional Redemption Date.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Company shall have the right, at any time during the term of the Securities, from time to time to extend the interest payment period of such Securities for up to the earlier of 10 consecutive semiannual periods or the maturity of the Securities (the "Extended Interest Payment Period"), at the end of which period the Company shall pay all interest accrued and unpaid thereon (together with interest thereon at the rate specified for the Securities to the extent permitted by applicable law); provided that, during such Extended Interest Payment Period, the Company shall not declare or pay any dividend on, or purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payments with respect to the foregoing. Prior to the termination of any such Extended Interest Payment Period, the Company may further extend such period, provided that such period together with all such further extensions thereof shall not exceed 10 consecutive semiannual periods or extend beyond the maturity of the Securities. Upon the termination of any Extended Interest Payment Period and upon the payment of all accrued and unpaid interest then due, the Company may select a new Extended Interest Payment Period, subject to the foregoing requirements. No interest shall be due and payable during an Extended Interest Payment Period, except at the end thereof.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 35% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonably satisfactory indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                  ARTICLE THREE

                          Original Issue of Debentures

         Section 301. Debentures in the aggregate principal amount of $100,000,000, may, upon execution of this Third Supplemental Indenture, or from time to time thereafter, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Debentures upon a Company Order without any further action by the Company.


                                  ARTICLE FOUR

                       Paying Agent and Security Registrar

Section 401. The Fifth Third Bank will be the Paying Agent and Security Registrar for the Debentures.


                                  ARTICLE FIVE

                                Sundry Provisions

         Section 501. Except as otherwise expressly provided in this Third Supplemental Indenture or in the form of Debenture or otherwise clearly required by the context hereof or thereof, all terms used herein or in said form of Debenture that are defined in the Indenture shall have the several meanings respectively assigned to them thereby.

         Section 502. The Indenture, as supplemented by this Third Supplemental Indenture, is in all respects ratified and confirmed, and this Third Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

                               ------------------

         This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         In  Witness  Whereof,   the  parties  hereto  have  caused  this  Third
Supplemental Indenture to be duly executed as of the day and year first above written.

                                PSI ENERGY, INC.



                                              By       /s/ William L. Sheafer
                                                         William L. Sheafer
                                                    Vice President and Treasurer






                        THE FIFTH THIRD BANK, as Trustee




                                              By                /s/ Kerry Byrne
                                                                  Kerry Byrne
                                                                Vice President